                                                                  Exhibit 10.41




                                 MCM GROUP, INC.
                              LLC UNIT OPTION PLAN


                               SECTION 1. PURPOSE

                  The purpose of this MCM Group, Inc. LLC Unit Option Plan is to foster and promote the long-term financial success of the Company, its Affiliates and any Subsidiaries and to materially increase unitholder value by
(A) motivating superior performance by participants in the Plan, (B) providing participants in the Plan with an ownership interest in the Parent LLC, and (C) enabling the Company, its Affiliates and any Subsidiaries to attract and retain the services of an outstanding management team upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.


                             SECTION 2. DEFINITIONS

          2.1. DEFINITIONS. Whenever used herein, the following terms shall have the respective meanings set forth below:

          (a) "Affiliate" means an entity controlling, controlled by or under common control with the specified person or entity.

          (b) "Alternative Option" has the meaning given in Section 8.2.

          (c) "Amended and Restated Parent LLC Agreement" means the amended and restated limited liability company agreement of the Parent LLC, dated as of the Effective Date, as amended, supplemented, waived or otherwise modified and in effect from time to time.

          (d) "Applicable LLC Unit Valuation" means, as of any Determination Date, the annual valuation of the LLC Units as of the last day of the latest fiscal year of the Parent LLC ending prior to such Determination Date performed by an independent valuation firm chosen by the LLC Board, except that (i) in the case of a Determination Date occurring on or after the Effective Date but prior to the first day of the fourth fiscal quarter of the Parent LLC's fiscal year ending on June 30, 1998, the term "Applicable LLC Unit Valuation" shall mean the value per LLC Unit as of the Effective Date as determined pursuant to Section 1.8 of the

     Merger and Exchange Agreement, and (ii) in the case of a Determination Date occurring during the fourth fiscal quarter of any fiscal year of the Parent LLC beginning with the fourth fiscal quarter of its fiscal year ending on June 30, 1998, the term "Applicable LLC Unit Valuation" shall mean the annual valuation of the LLC Units as of the last day of such fourth fiscal quarter performed by an independent valuation firm chosen by the LLC Board.

          (e) "Board" means the Board of Directors of the Company.

          (f) "C&D Fund" means The Clayton & Dubilier Private Equity Fund IV Limited Partnership, a Connecticut limited partnership, and any successor investment vehicle managed by Clayton, Dubilier & Rice, Inc.

          (g) "Cause" means (i) the willful failure by the Participant to perform substantially his duties as an employee of, or in connection with his provision of services to, any member of the MGI/CERA Group (other than any such failure due to physical or mental illness) after a demand for substantial performance is delivered to the Participant by the executive to whom the Participant reports or by the Board of Directors of the member of the MGI/CERA Group by which he is employed or to which he provides services, which notice identifies the manner in which such executive or such Board, as the case may be, believes that the Participant has not substantially performed his duties, (ii) the Participant's engaging in willful and serious misconduct that is or is expected to be injurious to the MGI/CERA Group,(iii) the Participant's having been convicted of, or entered a plea of guilty or NOLO CONTENDERE to, a crime that constitutes a felony, (iv) the willful and material breach by the Participant of any written covenant or agreement with any member of the MGI/CERA Group not to disclose any information pertaining to the MGI/CERA Group, not to compete or interfere with the MGI/CERA Group or with respect to any take-along or similar covenants applicable to any LLC Units owned by the Participant, or
     (v) any material violation by the Participant of any material federal, state or foreign securities laws; PROVIDED that, with respect to a Participant who, as of the Determination Date, is employed by any member of the MGI/CERA Group under an effective employment agreement that contains a different definition of Cause, the definition of Cause contained in such employment agreement shall be substituted for the definition set forth above for all purposes herein.

          (h) "CERA" means Cambridge Energy Research Associates, Inc., a Massachusetts corporation and a wholly owned Subsidiary of the Parent LLC, and any successor thereto.

          (i) "CERA Performance Option" means a Performance Option the vesting and exercisability of which is conditioned in whole or in part upon the attainment of objectives based upon the financial or operating performance of CERA and/or its Subsidiaries.

          (j) "Change of Control" means with respect to, the Parent LLC, the Company or CERA, the first of the following events to occur after the Effective Date:

               (i) the acquisition by any person, entity or "group" (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) (other than (v) a member of the MGI/CERA Group, (w) any employee benefit plan of any member of the MGI/CERA Group, (x) the C&D Fund or any of its Permitted Transferees, (y) any of Daniel H. Yergin, Joseph
          A. Stanislaw or James P. Rosenfield or any of their respective Permitted Transferees, and (z) in the event that all of the then outstanding capital stock of the Company or CERA shall be distributed to members of the Parent LLC, such members), of 50% or more of the combined voting power of the then outstanding voting securities or other voting equity interests of the Parent LLC, the Company or CERA, as applicable;

               (ii) the merger or consolidation of the Parent LLC, the Company or CERA, as applicable, as a result of which persons who were members of the Parent LLC or stockholders of the Company or CERA, as the case may be, immediately prior to such merger or consolidation, do not, immediately thereafter, own, directly or indirectly, securities or other equity interests representing more than 50% of the combined voting power of the merged or consolidated company's then outstanding securities or other voting equity interests;

               (iii) the liquidation or dissolution of the Parent LLC (other than a dissolution occurring upon a merger or consolidation thereof), the Company or CERA, as applicable, other than a liquidation of the Company or CERA into the Parent LLC; and

               (iv) the sale of all or substantially all of the assets of the Parent LLC, the Company and its Subsidiaries, if any, or CERA and its Subsidiaries, as applicable, to one or more persons or entities that are not, immediately prior to such sale, Affiliates of the Parent LLC, the Company or CERA, as applicable.

          (k) "Change of Control Price" means (x) with respect to any transaction involving a Change of Control of the Parent LLC, the price per LLC Unit paid in conjunction with such transaction and (y) with respect to any transaction involving a Change of Control of the Company or CERA, the aggregate net purchase price paid for the Company or CERA, as the case may be, divided by the aggregate number of LLC Units outstanding, on a fully diluted basis, immediately prior to the closing of such transaction (in each case, as determined in good faith by the LLC Board if any part of such price is payable other than in cash).

          (l) "Company" means MCM Group, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent LLC, and any successor thereto.

          (m) "Determination Date" means the date as of which the Fair Market Value of the LLC Units is to be determined pursuant to the applicable Option Agreement, generally the effective date of a Participant's Termination for any reason.

          (n) "Effective Date" means the effective date of the Transactions.

          (o) "Employee" means any director, executive, senior officer or other employee of, or consultant to, the Company or any Subsidiary.

          (p) "Fair Market Value" means, as of any Determination Date, the fair market value on such date per LLC Unit, as determined in good faith by the LLC Board. In making a determination of Fair Market Value, the LLC Board shall give due consideration to such factors as it deems appropriate, including, without limitation, the earnings and other financial and operating information of the MGI/CERA Group in recent periods, the potential value of the MGI/CERA Group as a whole, the future prospects of the MGI/CERA Group and the industries in which its members compete, the history and management of the MGI/CERA Group, the general condition of the securities markets, the fair market value of securities of companies engaged in businesses similar to those of the members of the MGI/CERA Group and the Applicable LLC Unit Valuation. The determination of Fair Market Value will not give effect to any restrictions on transfer of the LLC Units or the fact that such LLC Units would represent a minority interest in the Parent LLC.

          (q) "Grant Date" means, with respect to any Option, the date on which such Option is granted pursuant to the Plan.

          (r) "Involuntary Termination" means Termination by a New Employer for any reason.

          (s) "LLC Board" means the Board of Directors of the Parent LLC.

          (t) "LLC Unit" means a unit representing a limited liability company interest in the Parent LLC, the terms and conditions of which are subject to and governed by the Amended and Restated Parent LLC Agreement, or the securities into which such units shall have been converted or for which such units shall have been exchanged in any merger, consolidation, reorganization, exchange of securities, liquidation or dissolution or similar transaction.

          (u) "Merger and Exchange Agreement" means the Plan of Merger and Exchange Agreement, dated as of August 1, 1997, among the Company, the Parent LLC, GDG Merger Corporation, a wholly owned Subsidiary of the Parent LLC, the stockholders of CERA named therein and The Goldman Sachs Group, L.P.

          (v) "MGI/CERA Group" means, collectively, the Parent LLC, the Company, CERA and each of their respective Subsidiaries.

          (w) "New Employer" means the Participant's employer, or the parent or a subsidiary of such employer, immediately following a Change of Control.

          (x) "Option" means the right granted pursuant to the Plan to purchase one LLC Unit from the Company at a price and on terms and conditions determined in accordance with Section 6.

          (y) "Option Agreement" means an agreement between the Company and the Participant embodying the terms of any Options granted hereunder, which agreement shall, unless the Board otherwise determines, be substantially in the form attached hereto as Exhibit A.

          (z) "Parent LLC" means Global Decisions Group LLC, a Delaware limited liability company and the sole stockholder of the Company, and any successor thereto.

          (aa) "Participant" means any Employee designated by the Board, in consultation with the LLC Board, to participate in the Plan.

          (bb) "Performance Option" means an Option granted pursuant to the Plan which becomes exercisable in accordance with the provisions of the applicable Option Agreement based upon the financial or operating performance of one or more members of the MGI/CERA Group.

          (cc) "Permanent Disability" means a physical or mental disability or infirmity that prevents the performance by the Participant of substantially all of his duties lasting for a continuous period of six months or longer. The good faith judgment of the Board as to the Participant's Permanent Disability shall be final and shall be based on the determination (evidenced by a written report or certificate) by a physician selected by the Company or its insurers, and acceptable to the Participant or the Participant's legal representative (such acceptance not to be unreasonably withheld), to advise the Board; PROVIDED that, with respect to a Participant who, as of the Determination Date, is employed by any member of the MGI/CERA Group under an effective employment agreement that contains a different definition of Permanent Disability, Disability or Disabled, the definition contained in such employment agreement shall be substituted for the definition set forth above for all purposes herein.

          (dd) "Permitted Transferee" shall have the meaning assigned to such term in Section 1.1 of the Amended and Restated Limited Liability Company Agreement of the Parent LLC, dated as of ________, 1997, as the same may be amended from time to time, except that, for purposes of the Plan, the term Permitted Transferee shall not include any transferee described in clause
     (v) of the definition of such term.

          (ee) "Plan" means this MCM Group, Inc. LLC Unit Option Plan, as the same may be amended from time to time.

          (ff) "Principal Member" means each of the C&D Fund, Daniel H. Yergin, Joseph A. Stanislaw and James P. Rosenfield (the "Original Principal Members") and each of their respective Permitted Transferees who are "accredited investors" within the meaning of rule 501(a) of Regulation D of the Securities Act of 1933, as amended; PROVIDED, HOWEVER, that a Principal Member shall cease to be a Principal Member at such time as such person or entity shall not beneficially own at least 20% of the LLC Units that such Member (or the applicable Original Principal Member in the case of a Permitted Transferee) beneficially owned on the Effective Date, and, PROVIDED, FURTHER, that, solely for the purposes, under this Section 2.1(ff) and Section 7.4, of calculating the number of LLC Units beneficially owned by a Principal Member who is an individual, such number of LLC Units shall be deemed to include any LLC Units held in a trust the only actual beneficiaries under which are such Principal Member and/or his brothers and sisters (whether by whole or half blood), spouse, ancestors and lineal descendants.

          (gg) "Public Offering" means the first day as of which sales of LLC Units are made to the public in the United States pursuant to an underwritten public offering of such LLC Units led by one or more underwriters, at least one of which is of nationally recognized standing.

          (hh) "Retirement" means a Participant's voluntary Termination at or after age 60 or such other age as may be specified in the applicable Option Agreement or, in the case of a Participant who, as of the Determination Date, is employed by any member of the MGI/CERA Group under an effective employment agreement that contains a different definition of Retirement, the definition contained in such employment agreement shall be substituted for the definition set forth above for all purposes herein.

          (ii) "Service Option" means an Option granted pursuant to the Plan which becomes exercisable in accordance with the provisions of the applicable Option Agreement based upon a Participant's completion of service with the applicable member or members of the MGI/CERA Group.

          (jj) "Special Termination" has the meaning specified in Section 7.1.

          (kk) "Subsidiary" means, with respect to any person, any corporation or other entity a majority of whose outstanding voting securities or other voting equity interests is owned, directly or indirectly, by such person.

          (ll) "Termination" means the termination of a Participant's employment with the member of the MGI/CERA Group that employs such Participant, or, in the case of a Participant who is not an employee of any member of the MGI/CERA Group, the termination of such Participant's provision of services to the member of the MGI/CERA Group for which such Participant has been engaged to perform services.

          (mm) "Transactions" means the acquisition by the Parent LLC pursuant to the Merger and Exchange Agreement of (x) all of the outstanding capital stock of the Company pursuant to the merger of GDG Merger Corporation, a Delaware corporation and a wholly owned subsidiary of the Parent LLC, with and into the

     Company, with the Company as the surviving corporation, and (y) all of the outstanding capital stock of CERA and certain of the limited partnership interests of Cambridge Energy Research Associates Limited Partnership, a Delaware limited partnership, pursuant to the exchange of such capital stock and such partnership interests for LLC Units and certain other contingent interests in the Parent LLC.

          2.2. GENDER AND NUMBER. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.


                    SECTION 3. ELIGIBILITY AND PARTICIPATION

          Participants in the Plan shall be those Employees selected by the Board, in consultation with the LLC Board, to participate in the Plan. The selection of an Employee as a Participant shall neither entitle such Employee to nor disqualify such Employee from participation in any other award or incentive plan of any member of the MGI/CERA Group.


                         SECTION 4. POWERS OF THE BOARD

          4.1. POWER TO GRANT. The Board shall determine the Participants to whom Options shall be granted and the terms and conditions of any and all Options granted to Participants, PROVIDED that (i) such determinations shall be made by the Board in consultation with the LLC Board and (ii) an Option may be granted only if the Parent LLC shall have agreed to issue to or at the direction of the Company, upon any exercise of such Option, such number of LLC Units as may be issuable upon such exercise. Nothing in the Plan shall limit the right of members of the Board (or of the LLC Board) who are Employees to receive awards hereunder.

          4.2. ADMINISTRATION. The Board shall be responsible for the administration of the Plan. Any authority exercised by the Board under the Plan, other than in respect of matters required hereunder to be considered in consultation with the LLC Board, shall be exercised by the Board in its sole discretion, and any authority exercised by the Board under the Plan in respect of matters required hereunder to be considered in consultation with the LLC Board shall be exercised by the Board subject only to such consultation. Subject to the terms of the Plan, the Board, by majority action thereof, is authorized to prescribe, amend and rescind rules and regulations relating to the administration of the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the members of the MGI/CERA Group, and to make all other determinations necessary or advisable for the administration and interpretation of the Plan in order to carry out its provisions and purposes. Determinations, interpretations or other actions made or taken by the Board pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons.

          4.3. DELEGATION BY THE BOARD. All of the powers, duties and responsibilities of the Board specified in the Plan may, to the full extent permitted by applicable law, be exercised and performed by any duly constituted committee of the Board, in any such case, to the extent authorized by the Board to exercise and perform such powers, duties and responsibilities, PROVIDED, THAT with respect to any Option granted to or exercised by an officer or director of the Parent LLC or the Company, such committee shall mean a committee of two or more non-employee directors, each of whom (I) is not an officer or employee of the Parent LLC or any other member of the MGI/CERA Group and (II) is not directly or indirectly receiving compensation from the Parent LLC other than for services performed as a director.


                       SECTION 5. OPTIONS SUBJECT TO PLAN

          5.1. NUMBER. Subject to the provisions of Sections 5.2 and 5.3, the maximum number of Options (and the maximum number of LLC Units subject to Options) granted under the Plan at any time may not exceed 154,233, MINUS such number of options to purchase LLC Units (and number of LLC Units subject to such options) as may have been granted and are then outstanding or have been exercised (the "CERA Options") under the Cambridge Energy Research Associates, Inc. LLC Unit Option Plan, but only to the extent that such number of CERA Options (and the number of LLC Units subject to such CERA Options) exceeds 308,466.

          5.2. CANCELED, TERMINATED OR FORFEITED OPTIONS. Any Option (and the LLC Unit subject to such Option) which for any reason is canceled, terminated or otherwise forfeited, in whole or in part, without having been exercised, shall again be available for grant under the Plan to the extent so canceled, terminated or otherwise forfeited.

          5.3. ADJUSTMENT IN CAPITALIZATION. The number and class of Options (and the number of LLC Units available for issuance upon exercise of such Options) granted under the Plan, and the number, class and exercise price of any outstanding Options (and the number of LLC Units subject to outstanding Options), may be adjusted by the Board, in consultation with the LLC Board, if it shall deem such an adjustment to be necessary or appropriate to reflect (i) any distribution of LLC Units to members of the Parent LLC after the Effective Date, any LLC Unit split or combination, or any recapitalization, merger, consolidation, exchange of LLC Units, liquidation or dissolution of the Parent LLC, (ii) any distribution by the Parent LLC of all of the outstanding capital stock of the Company or CERA to members of the Parent LLC or (iii) in the case of Options other than CERA Performance Options, the occurrence of any event that would constitute a Change of Control of CERA.


                           SECTION 6. TERMS OF OPTIONS

          6.1. GRANT OF OPTIONS. Options may be granted to Participants at such time or times upon or following the Effective Date as shall be determined by the Board, in consultation with the LLC Board. The Board may provide that different terms apply to Options granted to a Participant on the same or different Grant Dates. Each Option granted to a Participant shall be evidenced by an Option Agreement that shall specify the exercise price at which an LLC Unit may be purchased pursuant to such Option, the duration of such Option, and such other terms consistent with the Plan as the Board shall determine, including customary representations, warranties, and covenants with respect to securities law matters. Unless otherwise determined by the Board at the Grant Date, such Option Agreement shall also state that upon exercise of any Options granted thereby and upon admission to the Parent LLC as a member of the Parent LLC, the holder of the LLC Units issued upon such exercise will be entitled to the benefits of and bound by the obligations set forth in the Parent LLC Agreement, to the extent set forth therein. Such Option Agreement shall, unless the Board otherwise determines, be substantially in the form attached hereto as Exhibit A.

          6.2. EXERCISE PRICE. The exercise price per LLC Unit to be purchased upon exercise of an Option shall be determined by the Board, in consultation with the LLC Board, but shall not be less than the Fair Market Value on the Grant Date.

          6.3. EXERCISE OF OPTIONS. (a) SERVICE OPTIONS. Unless otherwise determined by the Board, in consultation with the LLC Board, at the Grant Date and as provided in the Option Agreement evidencing the Options granted hereunder, [20%] of any Service Options granted to a Participant at any time shall become exercisable on each of the first [five] anniversaries of the Grant Date of such Service Options, subject in each such case to the Participant's continued employment with, or, in the case of a Participant who is not an employee of the Company or any Subsidiary of the Company, continued provision of services to, any member of the MGI/CERA Group until such anniversary date; PROVIDED that 100% of such Service Options shall become exercisable to the extent provided in Section 8.1.

          (b) PERFORMANCE OPTIONS. Any Performance Options granted to a Participant shall become vested and exercisable as determined by the Board in consultation with the LLC Board and as provided in the Option Agreement evidencing such Performance Options granted hereunder.

          (c) CONDITIONS TO EXERCISE; DISCRETIONARY AUTHORITY. Notwithstanding any other provision herein, the Board may accelerate the vesting and/or exercisability of any Option, all Options or any class of Options, at any time and from time to time. On or before the date upon which any Participant will exercise any Option, the Company and such Participant shall enter into a Management LLC Unit Subscription Agreement substantially in the form attached hereto as Exhibit B. Notwithstanding any other provision of the Plan, each Option shall terminate and shall not be exercisable on or after the tenth anniversary of the Grant Date of such Option.

          6.4. PAYMENT. The Board shall establish procedures governing the exercise of Options, which procedures shall generally require that written notice of the exercise thereof be given to the Company and that the exercise price thereof be paid in full in cash or cash equivalents, including by personal check, at the time of exercise. If so determined by the Board in its sole discretion at or after the Grant Date, the exercise price of any Options exercised after there has been a Public Offering may be paid in full or in part in the form of LLC Units which have been owned by the Participant for at least six months, based on the Fair Market Value of such LLC Units on the date of exercise. As soon as practicable after receipt of a written exercise notice and payment in full of the exercise price of any exercisable Options, the Company shall deliver to the Participant a certificate or certificates representing the LLC Units acquired upon the exercise thereof.


                      SECTION 7. TERMINATION OF EMPLOYMENT
                      OR CESSATION OF PROVISION OF SERVICES

          7.1. SPECIAL TERMINATION. Unless otherwise provided in the Option Agreement or otherwise determined by the Board after the Grant Date, in the event of a Termination by reason of the Participant's death, Permanent Disability or Retirement (each a "Special Termination"), then any Options held by the Participant that are or become vested and exercisable as of the date of such Special Termination as provided in the applicable Option Agreement shall remain exercisable, subject to Section 7.4, solely until the first to occur of
(x) the first anniversary of such Special Termination, or (y) the expiration of the term of the Option. Any Options held by the Participant that are not or have not become vested and exercisable as of the date of the Special Termination shall terminate and be canceled immediately upon such Special Termination, and any Options described in the preceding sentence that are not exercised within the period described in such sentence shall terminate and be canceled upon the expiration of such period.

          7.2. TERMINATION FOR CAUSE. Unless otherwise provided in the Option Agreement or otherwise determined by the Board after the Grant Date, in the event of a Termination for Cause, any Options held by such Participant (whether or not then vested or exercisable) shall terminate and be canceled immediately upon such Termination.

          7.3. OTHER TERMINATION OF EMPLOYMENT. Unless otherwise provided in the Option Agreement or otherwise determined by the Board after the Grant Date, in the event of a Termination for any reason other than (i) a Special Termination or (ii) for Cause, any Options held by such Participant that are or become vested and exercisable as of the date of such Termination shall remain exercisable, subject to Section 7.4, for a period of 60 days following such Termination (or, if shorter, for the remaining term of the Options). Any Options held by the Participant that are not and do not become vested and exercisable as of the date of the Participant's Termination shall terminate and be canceled immediately upon such Termination, and any Options described in the preceding sentence that are not exercised within the period described in such sentence shall terminate and be canceled upon the expiration of such period.

          7.4. CERTAIN RIGHTS UPON TERMINATION OF EMPLOYMENT PRIOR TO PUBLIC OFFERING. Unless otherwise provided in the Option Agreement or otherwise determined by the Board in consultation with the LLC Board after the Grant Date, each Option Agreement governing Options granted hereunder shall provide that (i) the Company and (ii) the Principal Members (as a group) shall have successive rights to purchase from the Participant Options held by such Participant upon any Termination of such Participant prior to a Public Offering that are or then become vested and exercisable for a purchase price per Option equal to the excess, if any, of (x) the Fair Market Value of an LLC Unit on the date of Termination over (y) the exercise price per LLC Unit pursuant to such Option, and upon such additional terms and conditions as are set forth in the Option Agreement(s) evidencing such Options; PROVIDED, that each Principal Member shall have the right to elect to purchase from the Participant only its or his pro rata portion (determined as of the date of Termination and on a partially diluted basis taking into account only such options to purchase LLC Units as are then exercisable and held by the applicable Principal Member) of such Options; PROVIDED, FURTHER, that if the Principal Members in the aggregate do not elect, within the time period set forth in the applicable Option Agreement, to purchase all of such Options, each Principal Member that had elected to purchase all of its or his pro rata portion of such Options shall have the right to purchase a portion of the remainder of such Options, in an amount equal to either (i) the product of (x) the aggregate number of such remaining Options and (y) a fraction, the numerator of which shall be the number of LLC Units held by such Principal Member (on a partially diluted basis taking into account only such options to purchase LLC Units as are then exercisable and held by such Principal Member) and the denominator of which shall be the aggregate number of LLC Units then held by each Principal Member that had elected to purchase all of its or his pro rate portion of such Options (on a partially diluted basis taking into account only such options to purchase LLC Units as are then exercisable and held by any such Principal Member) or (ii) such other amount as shall be agreed upon by all such Principal Members. If the rights of the Company and the Principal Members to purchase all of the vested and exercisable Options held by such Participant are not fully exercised, other than as a result of the inability of the Company to complete a purchase due to restrictions under Delaware law or any applicable financing arrangement of any member of the MGI/CERA Group, such Participant (or such Participant's estate) shall be entitled to retain and exercise any vested and exercisable Options not so purchased, subject to all of the provisions of the Plan and the Option Agreement evidencing such Options.


                          SECTION 8. CHANGE OF CONTROL

          8.1. ACCELERATED EXERCISABILITY AND PAYMENT. Unless otherwise provided in the Option Agreement or otherwise determined by the Board in the manner set forth in Section 8.2, (i) in the event of a Change of Control with respect to the Parent LLC or the Company, each Service Option (whether or not then vested and exercisable), each Performance Option that shall have become vested and exercisable prior to such Change of Control and, as and to the extent provided in the applicable Option Agreement, a proportionate share, if any, of each Performance Option that shall not have become vested and exercisable prior to such Change of Control, and (ii) in the event of a Change of Control solely with respect to CERA, each CERA Performance Option that shall have become vested and exercisable prior to such Change of Control and, as and to the extent provided in the applicable Option Agreement, a proportionate share, if any, of each CERA Performance Option that shall not have become vested and exercisable prior to such Change of Control, shall be canceled in exchange for a payment in cash of an amount equal to the excess, if any, of the Change of Control Price over the exercise price for such Option. All other outstanding Performance Options or, in the event of a Change of Control with respect to CERA, CERA Performance Options shall be canceled and forfeited as of the closing date of the transaction constituting such Change of Control.

          8.2. ALTERNATIVE OPTIONS. Notwithstanding Section 8.1, no cancellation, acceleration of exercisability, vesting or cash settlement or other payment shall occur with respect to any Option as a result of the occurrence of the applicable Change of Control if the Board reasonably determines in good faith, prior to the occurrence of such Change of Control, that such Option shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Option being hereinafter referred to as an "Alternative Option") by the New Employer, PROVIDED that any such Alternative Option must:

          (a) provide the Participant that held such Option with rights and entitlements substantially equivalent to or better than the material rights, terms and conditions applicable under such Option, including, but not limited to, an identical or better exercise and vesting schedule, and identical or better timing and methods of payment;

          (b) have substantially equivalent economic value to such Option (determined at the time of the applicable Change of Control and taking into account any payment that may be made to the Participant in respect of such Option); and

          (c) have terms and conditions which provide that in the event that such Participant suffers an Involuntary Termination within two years following a Change of Control with respect to the Parent LLC or the Company in case of an Option other than a CERA Performance Option, or with respect to the Parent LLC, the Company or CERA in the case of a CERA Performance
     Option:

               (i) any conditions to such Participant's rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Option shall be waived or shall lapse, as the case may be; or

               (ii) such Participant shall have the right to surrender such Alternative Option within 30 days following such Termination in exchange for a payment in cash equal to the excess of the Fair Market Value of the securities subject to the Alternative Option over the price, if any, that such Participant would be required to pay to exercise such Alternative Option.

          8.3 CERTAIN TAKE-ALONG RIGHTS PRIOR TO A PUBLIC OFFERING. Unless otherwise provided in the Option Agreement or otherwise determined by the Board after the Grant Date, each Management LLC Unit Subscription Agreement evidencing LLC

Units issued upon the exercise of Options granted hereunder shall provide that, upon certain transactions described therein, the Participant will be required to sell such LLC Units then owned by him for a payment per LLC Unit equal to the Change of Control Price, and upon such additional terms and conditions as are set forth in such subscription agreement.


                     SECTION 9. AMENDMENT, MODIFICATION AND
                             TERMINATION OF THE PLAN

          The Board at any time may terminate or suspend the Plan, and from time to time may amend or modify the Plan, provided that in the case of any provision requiring consultation with the LLC Board, such provision may only be amended or modified after prior consultation with the LLC Board, and with respect to any provision regarding action to be taken by the LLC Board or impacting the rights or obligations of the LLC Board, any member of the MGI/CERA Group other than the Company or its Subsidiaries, or any Principal Member, such provision may only be amended or modified with the prior approval of the LLC Board. No amendment, modification, termination or suspension of the Plan shall in any manner adversely affect any Option theretofore granted under the Plan, without the consent of the Participant holding such Option. Shareholder approval of any such amendment, modification, termination or suspension shall be obtained to the extent mandated by applicable law, or if otherwise deemed appropriate by the Board.


                      SECTION 10. MISCELLANEOUS PROVISIONS

          10.1. NONTRANSFERABILITY OF AWARDS. No Options granted under the Plan may be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, other than (i) by a Participant to the Company or one or more Principal Members pursuant to Section 7.4, or (ii) by will or by the laws of descent and distribution and provided that the deceased Participant's beneficiary or the representative of his estate acknowledges and agrees in writing, in a form reasonably acceptable to the Company, to be bound by the provisions of the Plan (including the purchase rights described in Section 7.4 and the take-along rights described in Section 8.3) and the Option Agreement covering such Options as if such beneficiary or estate were the Participant. All rights with respect to Options granted to and held by a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his legal representative. Following a Participant's death, all rights with respect to such Options that were exercisable at the time of such Participant's death and have not terminated shall be exercisable by his designated beneficiary or by his estate.

          10.2. BENEFICIARY DESIGNATION. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Board, and will be effective only when filed by the Participant in writing with the Board during his lifetime.

          10.3. NO GUARANTEE OF EMPLOYMENT OR PARTICIPATION. Nothing in the Plan or in any Option Agreement shall interfere with or limit in any way the right of any member of the MGI/CERA Group to terminate any Participant's employment or provision of services at any time, or confer upon any Participant any right to continue in the employ of or to provide services to any member of the MGI/CERA Group. No Employee shall have a right to be selected as a Participant or, having been so selected, to receive any Options.

          10.4. TAX WITHHOLDING. The Company or any other member of the MGI/CERA Group (as the case may be) employing or engaging the services of a Participant shall have the power to withhold, or to require such Participant to remit to the Company or such other member of the MGI/CERA Group, subject to such other arrangements as the Board may set forth in the Option Agreement to which such Participant is a party, an amount sufficient to satisfy all federal, state, local and foreign withholding tax requirements in respect of any Option granted under the Plan or any LLC Unit purchased upon the exercise of any such Option.

          10.5. INDEMNIFICATION. Each person who is or shall have been a member of the Board or the LLC Board or any committee of the Board or the LLC Board shall be indemnified and held harmless by the Company and its Subsidiaries to the fullest extent permitted by law from and against any and all losses, costs, liabilities and expenses (including any related attorneys' fees and advances thereof) in connection with, based upon or arising or resulting from any claim, action, suit or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan and from and against any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, PROVIDED that he shall give the Company or, with the consent of the Company, another member of the MGI/CERA Group an opportunity, at its own expense, to defend the same before he undertakes to defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company's or any such Subsidiary's certificate of incorporation or by-laws, by contract, as a matter of law, or otherwise.

          10.6. NO LIMITATION ON COMPENSATION. Nothing in the Plan shall be construed to limit the right of the Company or any other member of the MGI/CERA Group to establish other plans or to pay compensation to its employees, in cash or property, in a manner that is not expressly authorized under the Plan.

          10.7. REQUIREMENTS OF LAW. The granting of Options and the issuance of LLC Units pursuant to such Options shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. No Options shall be granted under the Plan, and no LLC Units shall be issued upon exercise of any Options granted under the Plan, if such grant or exercise would result in a violation of applicable law, including the federal securities laws and any applicable state or foreign securities laws.

          10.8. FREEDOM OF ACTION. Subject to Section 9, nothing in the Plan or any Option Agreement shall be construed as limiting or preventing any member of the MGI/CERA Group from taking any action that it deems appropriate or in its best interest.

          10.9. TERM OF PLAN. Subject to the consummation of the Transactions, the Plan shall be effective as of the Effective Date. The Plan shall thereafter continue in effect, unless sooner terminated pursuant to Section 9, until the tenth anniversary of the Effective Date. The provisions of the Plan, however, shall continue thereafter to govern all outstanding Options theretofore granted.

          10.10. NO VOTING RIGHTS. Except as otherwise required by law, no Participant holding any Options granted under the Plan shall have any right, in respect of such Options, to vote on any matter submitted to the Parent LLC's members until such time as the LLC Units issuable upon exercise of such Options have been so issued and such Participant has been admitted to the Parent LLC as a member of the Parent LLC.

          10.11. GOVERNING LAW. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware, regardless of the law that might be applied under principles of conflict of laws.

                                                                       EXHIBIT A





* To be filed by amendment.

                                                                       EXHIBIT B




* To be filed by amendment.